Exhibit 99

NEWS

CONTACT:	Tom Marder
(301) 380-2553 thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS SECOND QUARTER 2012 RESULTS

SECOND QUARTER HIGHLIGHTS

•	Diluted earnings per share (EPS) totaled $0.42, a 24 percent increase over prior year adjusted results;

•	On a constant dollar basis, worldwide comparable systemwide REVPAR rose 6.7 percent. Average daily rate rose 4.1 percent using constant dollars;

•

At the end of the second quarter, the company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled approximately 115,000 rooms, not including the nearly 8,000 rooms from the planned acquisition of the Gaylord brand and hotel management business;

•	Over 5,000 rooms opened during the quarter, including over 1,300 rooms converted from competitor brands and nearly 2,700 rooms in international markets;

•

Marriott repurchased 10.5 million shares of the company’s common stock for $400 million during the quarter. Year-to-date through the second quarter, the company repurchased 14.7 million shares for $550 million;

•

For comparable Marriott Hotels & Resorts properties in North America, group room revenue increased nearly 8 percent in the second quarter compared to the year ago quarter. Group booking pace is up 10 percent for the remainder of 2012;

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $289 million in the quarter, a 13 percent increase over second quarter 2011 adjusted EBITDA.

BETHESDA, MD – July 11, 2012 - Marriott International, Inc. (NYSE: MAR) today reported second quarter 2012 results.

SECOND QUARTER 2012 RESULTS

Second quarter 2012 net income totaled $143 million, a 13 percent increase compared to second quarter 2011 adjusted net income. Diluted EPS totaled $0.42, a 24 percent increase from adjusted diluted EPS in the year-ago quarter. On April 18, 2012, the company forecasted second quarter diluted EPS of $0.39 to $0.43.

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For the second quarter of 2011, reported net income totaled $135 million and reported diluted EPS was $0.37. Adjusted net income and adjusted diluted EPS for the year-ago quarter excluded $14 million pretax ($9 million after-tax and $0.02 per diluted share) of timeshare spin-off adjustments. Timeshare spin-off adjustments included items such as the removal of timeshare business operating results and spin-off transaction costs, as well as the addition of license fees and other related items as if the spin-off had occurred on the first day of fiscal 2011. See page A-1 for second quarter 2011 reported results, the timeshare spin-off adjustments and adjusted results.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “In the second quarter, our business performed well in most markets around the world. In North America, strengthening group business, more travel by our special corporate customers, especially in the technology and consulting industries, and the impact of modest supply growth, drove our occupancy and room rates higher. In Europe, more travelers from the United States, Russia and China helped move REVPAR higher. In the Asia Pacific region, solid REVPAR growth resulted from strong economic growth and maturing new hotels.

“Property-level revenues from group customers at comparable Marriott brand hotels increased 8 percent in the second quarter with banquet revenue up 7 percent. Special corporate revenue also increased 8 percent during the quarter. While second quarter REVPAR growth benefited from strong group and special corporate business, it also reflected some impact from weak results in Washington, D.C. and renovations at a few hotels. In other markets, such as Hawaii, our hotel occupancy was both very high and well ahead of the market, constraining our REVPAR growth in the quarter.

“With robust group bookings in North America, including Washington, D.C., we expect strong REVPAR and room rate growth in the second half of the year. In fact, group revenue on the books is up 10 percent for the second half of 2012 and up 8 percent for 2013. We are targeting high single-digit percentage increases in special corporate rates for 2013.

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“Our development pipeline totaled 115,000 rooms at the end of the second quarter, excluding the pending Gaylord acquisition. While we added 8,000 rooms to our pipeline in the second quarter, new hotel construction delays in the Middle East, Asia and Mexico pushed some openings to 2013. We now expect to open 20,000 to 25,000 rooms worldwide in 2012, not including Gaylord branded rooms, and 90,000 to 105,000 rooms during the three-year period from 2012 to 2014.

“We continue to generate meaningful amounts of cash. We completed the sale of our interest in the Courtyard joint venture early in the third quarter. Including the approximately $90 million of proceeds from this transaction as well as the planned $210 million Gaylord investment, we still expect to return $1 billion to shareholders in 2012 through dividends and share repurchases.”

For the 2012 second quarter, REVPAR for worldwide comparable systemwide properties increased 6.7 percent (a 6.2 percent increase using actual dollars).

International comparable systemwide REVPAR rose 7.2 percent (a 4.9 percent increase using actual dollars), including a 3.0 percent increase in average daily rate (a 0.8 percent increase using actual dollars) in the second quarter of 2012.

In North America, comparable systemwide REVPAR increased 6.5 percent in the second quarter of 2012, including a 4.3 percent increase in average daily rate. REVPAR for comparable systemwide North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton, Renaissance Hotels and Autograph Collection Hotels) increased 6.4 percent with a 3.9 percent increase in average daily rate. REVPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 6.7 percent in the second quarter with a 4.5 percent increase in average daily rate.

Marriott added 29 new properties (5,058 rooms) to its worldwide lodging portfolio in the 2012 second quarter, including the JW Marriott Hotel Absheron Baku in Azerbaijan, the Bulgari Hotel & Residences in London and the Turnberry Isle Miami, an Autograph Collection hotel. Thirteen properties (2,914 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,748 properties and timeshare resorts for a total of over 646,000 rooms.

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The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled over 700 properties with approximately 115,000 rooms at quarter-end.

MARRIOTT REVENUES totaled nearly $2.8 billion in the 2012 second quarter compared to adjusted revenues of $2.6 billion for the second quarter of 2011. Base management and franchise fees rose 6 percent over prior year adjusted levels to $286 million reflecting higher REVPAR at existing hotels and fees from new hotels. Second quarter worldwide incentive management fees increased 12 percent to $56 million. North American incentive management fees increased 15 percent in the quarter. In the second quarter, 30 percent of worldwide company-managed hotels earned incentive management fees compared to 25 percent in the year-ago quarter.

House profit margins increased 110 basis points in the second quarter for comparable company-operated properties in North America, outside North America and worldwide.

Owned, leased, corporate housing and other revenue, net of direct expenses, increased $32 million in the 2012 second quarter, to $61 million, largely due to strong results at leased hotels, particularly in Tokyo and London, $12 million of higher termination fees, $9 million of higher credit card and residential branding fees and a $2 million business interruption payment from a utility company related to the 2011 tsunami in Japan.

GENERAL, ADMINISTRATIVE and OTHER expenses for the 2012 second quarter totaled $160 million, compared to adjusted expenses of $140 million in the year-ago quarter. The increase in expenses largely reflected $7 million of accelerated amortization of deferred contract acquisition costs related to one property that terminated in the quarter and a $5 million increase in reserves primarily associated with guarantees. The remaining increase reflected routine compensation and other cost increases.

4

INTEREST EXPENSE totaled $34 million in the second quarter compared to adjusted interest expense of $29 million in the year-ago quarter. The increase in interest expense was primarily due to higher debt balances including the $600 million of Series K bonds with a 3 percent interest rate coupon the company issued in the first quarter of 2012.

EQUITY IN EARNINGS (LOSSES) totaled an $8 million loss in the quarter. The loss was largely due to an impairment charge of $8 million related to certain underlying residential properties in one joint venture.

EBITDA totaled $289 million in the 2012 second quarter, a 13 percent increase over 2011 second quarter adjusted EBITDA of $256 million. See page A-9 for the EBITDA and adjusted EBITDA calculations.

BALANCE SHEET

At the end of the second quarter 2012, total debt was $2,560 million and cash balances totaled $105 million, compared to $2,171 million in debt and $102 million of cash at year-end 2011.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 338.0 million in the 2012 second quarter compared to 369.4 million in the year-ago quarter.

The company repurchased 10.5 million shares of common stock in the second quarter at a cost of $400 million. Year-to-date through the second quarter, Marriott repurchased 14.7 million shares of its stock for $550 million. The remaining share repurchase authorization, as of June 15, 2012, totaled 25.8 million shares.

THIRD QUARTER 2012 OUTLOOK

For the third quarter, the company expects comparable systemwide REVPAR on a constant dollar basis will increase 6 to 8 percent in North America, 5 to 7 percent outside North America and 6 to 8 percent worldwide.

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2012 OUTLOOK

The company expects full year 2012 comparable systemwide REVPAR will increase 6 to 8 percent in North America. Outside North America the company anticipates 5 to 7 percent comparable systemwide constant dollar REVPAR growth as markets in the Middle East and Asia experience softer demand growth, particularly in the Luxury segment. The company expects worldwide comparable systemwide constant dollar REVPAR will increase 6 to 8 percent.

The company expects to add 20,000 to 25,000 rooms in 2012, not including the pending Gaylord transaction. Some new unit openings in Mexico, Asia and the Middle East have been delayed to 2013. The company also expects approximately 9,000 rooms will leave the system during the year.

The company expects full year fee revenue could total $1,410 million to $1,440 million, growth of 8 to 10 percent over 2011 adjusted total fee revenue of $1,307 million. Compared to prior expectations, anticipated fee revenue is modestly lower due to the impact of foreign exchange rates, the sale of the corporate housing business, some delayed hotel openings and softer REVPAR growth in some markets.

For 2012, the company expects general, administrative and other expenses to total $660 million to $670 million, an increase of 3 to 4 percent over 2011 adjusted expenses of $643 million.

The company expects full year gains and other income could total $50 million, which includes an approximately $40 million gain related to the sale of the Courtyard joint venture, which was completed in the third quarter.

Given these assumptions, 2012 diluted EPS could total $1.65 to $1.75. Full year 2012 guidance does not include the impact of the pending Gaylord transaction.

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	Third Quarter 2012	Full Year 2012

Total fee revenue	$315 million to $325 million	$1,410 million to $1,440 million

Owned, leased, corporate housing and other revenue, net of direct expenses	Approx $20 million	$155 million to $165 million
General, administrative and other expenses	Approx $155 million	$660 million to $670 million
Operating income	$180 million to $190 million	$895 million to $945 million

Gains and other income	Approx $45 million	Approx $50 million

Net interest expense[1]	Approx $25 million	Approx $110 million

Equity in earnings (losses)	Approx $(2) million	Approx $(15) million

Earnings per share	$0.39 to $0.41	$1.65 to $1.75

Tax rate		33.0 percent

[1]	Net of interest income

The company expects investment spending in 2012 will total approximately $850 million to $950 million, including approximately $100 million for maintenance capital spending. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs (including the $210 million payment associated with the pending Gaylord transaction), and equity and other investments. Assuming this level of investment spending, roughly $1 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, the company expects full year 2012 EBITDA will total $1,115 million to $1,165 million, a 12 to 17 percent increase over the prior year’s adjusted EBITDA. Adjusted EBITDA for full year 2011 totaled $992 million and is shown on page A-10.

Marriott International, Inc. (NYSE: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, July 12, 2012 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until July 12, 2013.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 82974143. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, July 12, 2012 until 8 p.m. ET, Thursday, July 19, 2012. To access the replay, call 404-537-3406. The reservation number for the recording is 82974143.

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Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of July 11, 2012. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NYSE: MAR) is a leading lodging company based in Bethesda, Maryland, USA with more than 3,700 properties in 74 countries and territories and reported revenues of over $12 billion in fiscal year 2011. The company operates and franchises hotels and licenses vacation ownership resorts under 17 brands, including Marriott Hotels & Resorts, The Ritz-Carlton, JW Marriott, Bulgari, EDITION, Renaissance, Autograph Collection, AC Hotels by Marriott, Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, Marriott Executive Apartments, Marriott Vacation Club, Grand Residences by Marriott, and The Ritz-Carlton Destination Club. There are approximately 300,000 employees at headquarters, managed and franchised properties. Marriott is consistently recognized as a top employer and for its superior business operations, which it conducts based on five core values: put people first, pursue excellence, embrace change, act with integrity, and serve our world. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

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MARRIOTT INTERNATIONAL, INC.

PRESS RELEASE SCHEDULES

QUARTER 2, 2012

TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Total Lodging Products	A-4
Key Lodging Statistics	A-5
EBITDA and Adjusted EBITDA	A-9
EBITDA and Adjusted EBITDA Forecast	A-10
Adjusted Pretax Margin and EBITDA Margin Excluding Adjusted Reimbursed Costs	A-11
Adjusted 2011 EPS Including Timeshare Spin-off Adjustments and Other Charges	A-12
Adjusted Fee Revenue and Adjusted General, Administrative and Other Expenses	A-13
Non-GAAP Financial Measures	A-14

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

SECOND QUARTER 2012 AND 2011

(in millions, except per share amounts)

	As Reported 12 Weeks Ended June 15, 2012	As Reported 12 Weeks Ended June 17, 2011	Timeshare Spin-off Adjustments[9]	As Adjusted 12 Weeks Ended June 17, 2011 **	Percent Better (Worse) 2012 vs. Adjusted 2011

REVENUES
Base management fees	$141	$149	$(14)	$135	4
Franchise fees	145	120	15	135	7
Incentive management fees	56	50	—	50	12
Owned, leased, corporate housing and other revenue[1]	264	249	—	249	6
Timeshare sales and services[2]	—	288	(288)	—	—
Cost reimbursements[3]	2,170	2,116	(80)	2,036	7

Total Revenues	2,776	2,972	(367)	2,605	7

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct[4]	203	220	—	220	8
Timeshare - direct	—	245	(245)	—	—
Reimbursed costs	2,170	2,116	(80)	2,036	(7)
General, administrative and other[5]	160	159	(19)	140	(14)

Total Expenses	2,533	2,740	(344)	2,396	(6)

OPERATING INCOME (LOSS)	243	232	(23)	209	16

Gains (losses) and other income[6]	5	3	(1)	2	150
Interest expense	(34)	(37)	8	(29)	(17)
Interest income	3	3	2	5	(40)
Equity in losses[7]	(8)	—	—	—	*

INCOME (LOSS) BEFORE INCOME TAXES	209	201	(14)	187	12

(Provision) benefit for income taxes	(66)	(66)	5	(61)	(8)

NET INCOME (LOSS)	$143	$135	$(9)	$126	13

EARNINGS (LOSSES) PER SHARE - Basic
Earnings (losses) per share[8]	$0.44	$0.38	$(0.02)	$0.35	26

EARNINGS (LOSSES) PER SHARE - Diluted
Earnings (losses) per share[8]	$0.42	$0.37	$(0.02)	$0.34	24

Basic Shares	327.9	356.9	356.9	356.9
Diluted Shares	338.0	369.4	369.4	369.4

See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

SECOND QUARTER YEAR-TO-DATE 2012 AND 2011

(in millions, except per share amounts)

	As Reported 24 Weeks Ended June 15, 2012	As Reported 24 Weeks Ended June 17, 2011	Timeshare Spin-off Adjustments[9]	As Adjusted 24 Weeks Ended June 17, 2011 **	Percent Better (Worse) 2012 vs. Adjusted 2011

REVENUES
Base management fees	$265	$283	$(28)	$255	4
Franchise fees	271	223	29	252	8
Incentive management fees	106	92	—	92	15
Owned, leased, corporate housing and other revenue[1]	481	473	—	473	2
Timeshare sales and services[2]	—	564	(564)	—	—
Cost reimbursements[3]	4,205	4,115	(142)	3,973	6

Total Revenues	5,328	5,750	(705)	5,045	6

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct[4]	398	424	—	424	6
Timeshare - direct	—	470	(470)	—	—
Reimbursed costs	4,205	4,115	(142)	3,973	(6)
General, administrative and other[5]	307	318	(37)	281	(9)

Total Expenses	4,910	5,327	(649)	4,678	(5)

OPERATING INCOME (LOSS)	418	423	(56)	367	14

Gains (losses) and other income[6]	7	5	(1)	4	75
Interest expense	(67)	(78)	17	(61)	(10)
Interest income	7	7	5	12	(42)
Equity in losses[7]	(9)	(4)	—	(4)	(125)

INCOME (LOSS) BEFORE INCOME TAXES	356	353	(35)	318	12

(Provision) benefit for income taxes	(109)	(117)	13	(104)	(5)

NET INCOME (LOSS)	$247	$236	$(22)	$214	15

EARNINGS (LOSSES) PER SHARE - Basic
Earnings (losses) per share[8]	$0.75	$0.65	$(0.06)	$0.59	27

EARNINGS (LOSSES) PER SHARE - Diluted
Earnings (losses) per share[8]	$0.72	$0.63	$(0.06)	$0.57	26

Basic Shares	330.8	362.0	362.0	362.0
Diluted Shares	341.5	375.9	375.9	375.9

See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

*		Percent cannot be calculated.
**		Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, other revenue and revenue from our corporate housing business through the sale date of April 30, 2012.
[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees and cost reimbursements.
[3]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business through the sale date of April 30, 2012.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]	–	Gains and other income includes gains and losses on: the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale or other-than-temporary impairment of joint ventures and investments, debt extinguishments, and income from cost method joint ventures.
[7]	–	Equity in losses includes our equity in earnings or losses of unconsolidated equity method joint ventures.
[8]	–	Earnings per share plus adjustment items may not equal earnings per share as adjusted due to rounding.
[9]	–	The adjusted consolidated statements of income are presented as if the Timeshare spin-off had occurred on January 1, 2011.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS1

	Number of Properties			Number of Rooms/Suites
Brand	June 15, 2012	June 17, 2011	vs. June 17, 2011	June 15, 2012	June 17, 2011	vs. June 17, 2011

Domestic Full-Service
Marriott Hotels & Resorts	351	356	(5)	141,809	143,876	(2,067)
Renaissance Hotels	80	79	1	29,229	28,726	503
Autograph Collection	21	16	5	6,223	4,118	2,105
Domestic Limited-Service
Courtyard	808	801	7	113,743	112,439	1,304
Fairfield Inn & Suites	673	652	21	60,981	59,000	1,981
SpringHill Suites	291	279	12	34,144	32,764	1,380
Residence Inn	599	597	2	72,294	72,067	227
TownePlace Suites	202	195	7	20,228	19,597	631
International
Marriott Hotels & Resorts	202	201	1	62,033	61,998	35
Renaissance Hotels	75	72	3	24,231	23,215	1,016
Autograph Collection	6	—	6	676	—	676
Courtyard	108	103	5	21,191	20,319	872
Fairfield Inn & Suites	13	11	2	1,568	1,361	207
SpringHill Suites	2	1	1	299	124	175
Residence Inn	22	18	4	3,028	2,559	469
TownePlace Suites	1	1	—	105	105	—
Marriott Executive Apartments	24	22	2	3,846	3,562	284
Luxury
The Ritz-Carlton - Domestic	39	39	—	11,587	11,587	—
The Ritz-Carlton - International	40	37	3	12,093	11,253	840
Bulgari Hotels & Resorts	3	2	1	202	117	85
Edition	1	2	(1)	78	431	(353)
The Ritz-Carlton Residential	35	30	5	3,927	3,468	459
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
Unconsolidated Joint Ventures
AC Hotels by Marriott	79	68	11	8,736	7,143	1,593
Autograph Collection	5	4	1	348	278	70
Timeshare[2]	64	71	(7)	12,932	13,018	(86)

Total	3,748	3,661	87	646,110	633,704	12,406

[1]

Total Lodging Products as of June 17, 2011 does not include 2,068 ExecuStay corporate housing rental units. We had no ExecuStay corporate housing rental units as of June 15, 2012 because we completed the sale of our corporate housing business during the second quarter of 2012.

[2]	Reported 2012 Timeshare properties and rooms/suites are not comparable to 2011 data due to a change in reporting methodology as a result of the Timeshare spin-off.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended May 31, 2012 and May 31, 2011
	REVPAR		Occupancy			Average Daily Rate
Region	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Caribbean & Latin America	$149.58	9.3%	74.3%	1.7%	pts.	$201.25	6.7%
Europe	$129.34	2.6%	74.0%	-0.4%	pts.	$174.68	3.2%
Middle East & Africa	$89.89	10.7%	62.5%	7.6%	pts.	$143.89	-2.7%
Asia Pacific	$102.16	10.9%	74.7%	5.6%	pts.	$136.69	2.6%

Regional Composite[2]	$118.72	6.7%	73.3%	2.7%	pts.	$161.89	2.7%

International Luxury[3]	$228.65	11.3%	68.4%	4.4%	pts.	$334.07	4.2%

Total International[4]	$131.74	7.6%	72.8%	2.9%	pts.	$181.08	3.3%

Worldwide[5]	$125.04	6.6%	74.6%	1.8%	pts.	$167.71	3.9%

Comparable Systemwide International Properties[1]
	Three Months Ended May 31, 2012 and May 31, 2011
	REVPAR		Occupancy			Average Daily Rate
Region	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Caribbean & Latin America	$132.50	6.9%	72.5%	1.4%	pts.	$182.70	4.9%
Europe	$123.87	2.9%	72.5%	0.0%	pts.	$170.95	3.0%
Middle East & Africa	$87.83	11.4%	62.6%	7.7%	pts.	$140.20	-2.4%
Asia Pacific	$104.95	11.1%	74.3%	5.7%	pts.	$141.20	2.5%

Regional Composite[2]	$116.63	6.4%	72.3%	2.6%	pts.	$161.22	2.6%

International Luxury[3]	$228.65	11.3%	68.4%	4.4%	pts.	$334.07	4.2%

Total International[4]	$127.31	7.2%	72.0%	2.8%	pts.	$176.89	3.0%

Worldwide[6]	$104.01	6.7%	74.0%	1.8%	pts.	$140.65	4.1%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for March through May. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

[2]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands.
[3]	International Luxury includes The Ritz-Carlton properties outside of the United States and Canada and Bulgari Hotels & Resorts.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes international statistics for the three calendar months ended May 31, 2012 and May 31, 2011, and the United States statistics for the twelve weeks ended June 15, 2012 and June 17, 2011. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

[6]	In addition to the brands listed in Note 5, this also includes the Autograph Collection brand.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]
	Five Months Ended May 31, 2012 and May 31, 2011
	REVPAR		Occupancy			Average Daily Rate
Region	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Caribbean & Latin America	$152.58	9.3%	75.0%	1.8%	pts.	$203.56	6.7%
Europe	$116.98	2.6%	68.8%	-0.2%	pts.	$169.92	2.9%
Middle East & Africa	$87.47	3.7%	60.5%	5.1%	pts.	$144.58	-5.0%
Asia Pacific	$97.07	12.6%	72.0%	6.0%	pts.	$134.79	3.3%

Regional Composite[2]	$111.84	6.8%	70.1%	2.7%	pts.	$159.63	2.7%

International Luxury[3]	$221.09	7.7%	63.7%	0.5%	pts.	$347.07	6.8%

Total International[4]	$124.77	7.0%	69.3%	2.5%	pts.	$180.03	3.2%

Worldwide[5]	$116.41	6.4%	71.0%	1.9%	pts.	$163.90	3.7%

Comparable Systemwide International Properties[1]
	Five Months Ended May 31, 2012 and May 31, 2011
	REVPAR		Occupancy			Average Daily Rate
Region	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Caribbean & Latin America	$131.10	7.2%	71.1%	1.2%	pts.	$184.33	5.3%
Europe	$111.45	3.0%	67.2%	0.1%	pts.	$165.84	2.9%
Middle East & Africa	$85.27	4.3%	60.7%	5.2%	pts.	$140.49	-4.7%
Asia Pacific	$100.49	12.1%	71.6%	5.8%	pts.	$140.44	3.0%

Regional Composite[2]	$109.45	6.5%	68.8%	2.5%	pts.	$159.08	2.6%

International Luxury[3]	$221.09	7.7%	63.7%	0.5%	pts.	$347.07	6.8%

Total International[4]	$120.04	6.7%	68.3%	2.3%	pts.	$175.70	3.1%

Worldwide[6]	$96.52	6.7%	70.2%	1.9%	pts.	$137.55	3.9%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for January through May. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

[2]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands.
[3]	International Luxury includes The Ritz-Carlton properties outside of the United States and Canada and Bulgari Hotels & Resorts.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes international statistics for the five calendar months ended May 31, 2012 and May 31, 2011, and the United States statistics for the twenty four weeks ended June 15, 2012 and June 17, 2011. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

[6]	In addition to the brands listed in Note 5, this also includes the Autograph Collection brand.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Twelve Weeks Ended June 15, 2012 and June 17, 2011
	REVPAR		Occupancy			Average Daily Rate
Brand	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Marriott Hotels & Resorts	$134.49	5.6%	76.5%	1.9%	pts.	$175.85	3.0%
Renaissance Hotels	$137.16	8.9%	77.9%	2.8%	pts.	$176.16	5.0%
Composite North American Full-Service	$134.87	6.1%	76.7%	2.0%	pts.	$175.89	3.3%
The Ritz-Carlton[2]	$250.29	6.7%	74.2%	0.3%	pts.	$337.24	6.2%
Composite North American Full-Service & Luxury	$147.51	6.2%	76.4%	1.8%	pts.	$193.06	3.6%
Residence Inn	$97.62	4.9%	78.2%	-0.4%	pts.	$124.85	5.4%
Courtyard	$84.82	6.0%	71.8%	0.8%	pts.	$118.05	4.8%
TownePlace Suites	$60.32	6.8%	73.9%	0.2%	pts.	$81.62	6.5%
SpringHill Suites	$77.89	8.5%	74.8%	3.6%	pts.	$104.21	3.3%
Composite North American Limited-Service	$86.78	5.8%	74.0%	0.6%	pts.	$117.29	4.8%
Composite - All	$121.94	6.0%	75.4%	1.3%	pts.	$161.75	4.2%

Comparable Systemwide North American Properties[1]
	Twelve Weeks Ended June 15, 2012 and June 17, 2011
	REVPAR		Occupancy			Average Daily Rate
Brand	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Marriott Hotels & Resorts	$117.96	6.0%	73.6%	1.8%	pts.	$160.25	3.4%
Renaissance Hotels	$116.59	8.1%	74.8%	1.6%	pts.	$155.85	5.8%
Autograph Collection Hotels[2]	$140.16	4.8%	78.4%	1.6%	pts.	$178.75	2.7%
Composite North American Full-Service	$117.95	6.3%	73.8%	1.8%	pts.	$159.74	3.8%
The Ritz-Carlton[2]	$250.29	6.7%	74.2%	0.3%	pts.	$337.24	6.2%
Composite North American Full-Service & Luxury	$126.46	6.4%	73.9%	1.7%	pts.	$171.20	3.9%
Residence Inn	$96.40	4.8%	79.6%	0.3%	pts.	$121.10	4.4%
Courtyard	$87.32	6.7%	73.0%	1.5%	pts.	$119.55	4.5%
Fairfield Inn & Suites	$67.24	8.4%	71.3%	2.3%	pts.	$94.35	4.9%
TownePlace Suites	$67.56	7.3%	75.8%	1.0%	pts.	$89.09	5.8%
SpringHill Suites	$78.27	8.9%	74.8%	3.3%	pts.	$104.66	4.1%
Composite North American Limited-Service	$83.30	6.7%	74.7%	1.5%	pts.	$111.57	4.5%
Composite - All	$99.06	6.5%	74.4%	1.6%	pts.	$133.20	4.3%

[1]	Statistics include only properties located in the United States.
[2]	Statistics for The Ritz-Carlton and Autograph Collection are for March through May.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Twenty-four Weeks Ended June 15, 2012 and June 17, 2011
	REVPAR		Occupancy			Average Daily Rate
Brand	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Marriott Hotels & Resorts	$126.14	6.2%	73.0%	2.3%	pts.	$172.82	2.8%
Renaissance Hotels	$128.13	8.6%	74.9%	3.2%	pts.	$170.97	3.9%
Composite North American Full-Service	$126.43	6.5%	73.3%	2.4%	pts.	$172.55	3.0%
The Ritz-Carlton[2]	$243.21	6.8%	72.0%	0.5%	pts.	$337.69	6.1%
Composite North American Full-Service & Luxury	$137.26	6.6%	73.2%	2.3%	pts.	$187.63	3.3%
Residence Inn	$91.25	3.5%	74.3%	-0.3%	pts.	$122.80	4.0%
Courtyard	$78.85	5.7%	67.6%	0.9%	pts.	$116.56	4.2%
TownePlace Suites	$57.37	9.4%	69.9%	2.0%	pts.	$82.14	6.4%
SpringHill Suites	$72.43	5.8%	68.7%	2.2%	pts.	$105.46	2.4%
Composite North American Limited-Service	$80.88	5.1%	69.7%	0.7%	pts.	$116.00	4.0%
Composite - All	$113.18	6.2%	71.7%	1.6%	pts.	$157.87	3.8%

Comparable Systemwide North American Properties[1]
	Twenty-four Weeks Ended June 15, 2012 and June 17, 2011
	REVPAR		Occupancy			Average Daily Rate
Brand	2012	vs. 2011	2012	vs. 2011		2012	vs. 2011
Marriott Hotels & Resorts	$111.57	6.6%	70.3%	2.1%	pts.	$158.81	3.4%
Renaissance Hotels	$109.58	7.3%	71.7%	1.8%	pts.	$152.87	4.6%
Autograph Collection Hotels[2]	$131.30	6.3%	75.3%	3.4%	pts.	$174.36	1.5%
Composite North American Full-Service	$111.42	6.7%	70.5%	2.1%	pts.	$158.00	3.6%
The Ritz-Carlton[2]	$243.21	6.8%	72.0%	0.5%	pts.	$337.69	6.1%
Composite North American Full-Service & Luxury	$118.53	6.8%	70.6%	2.0%	pts.	$167.89	3.7%
Residence Inn	$90.70	4.6%	76.1%	0.5%	pts.	$119.22	3.9%
Courtyard	$81.10	6.8%	68.8%	1.7%	pts.	$117.88	4.2%
Fairfield Inn & Suites	$61.43	9.1%	66.2%	2.6%	pts.	$92.73	4.8%
TownePlace Suites	$63.84	7.9%	72.0%	1.7%	pts.	$88.69	5.3%
SpringHill Suites	$72.71	8.2%	70.3%	3.0%	pts.	$103.39	3.5%
Composite North American Limited-Service	$77.53	6.7%	70.4%	1.7%	pts.	$110.05	4.1%
Composite - All	$92.35	6.7%	70.5%	1.8%	pts.	$130.99	4.0%

[1]	Statistics include only properties located in the United States.
[2]	Statistics for The Ritz-Carlton and Autograph Collection are for January through May.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

($ in millions)

	Fiscal Year 2012
	First Quarter	Second Quarter	Total Year to Date
Net Income	$104	$143	$247
Interest expense	33	34	67
Tax provision	43	66	109
Depreciation and amortization	29	38	67
Less: Depreciation reimbursed by third-party owners	(4)	(4)	(8)
Interest expense from unconsolidated joint ventures	4	4	8
Depreciation and amortization from unconsolidated joint ventures	6	8	14

EBITDA **	$215	$289	$504

Increase over 2011 Adjusted EBITDA	9%	13%	11%

	Fiscal Year 2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income (loss)	$101	$135	$(179)	$141	$198
Interest expense	41	37	39	47	164
Tax provision (benefit)	51	66	(20)	61	158
Depreciation and amortization	35	41	40	52	168
Less: Depreciation reimbursed by third-party owners	(4)	(3)	(4)	(4)	(15)
Interest expense from unconsolidated joint ventures	4	4	5	5	18
Depreciation and amortization from unconsolidated joint ventures	6	7	7	10	30

EBITDA **	234	287	(112)	312	721

Timeshare Spin-off Adjustments
Net Income	(13)	(9)	264	18	260
Interest expense	(9)	(8)	(7)	(5)	(29)
Tax provision (benefit)	(8)	(5)	57	(4)	40
Depreciation and amortization	(7)	(9)	(7)	(5)	(28)

Total Timeshare Spin-off Adjustments	(37)	(31)	307	4	243

Other charges	—	—	28	—	28

Total other charges	—	—	28	—	28

Adjusted EBITDA **	$197	$256	$223	$316	$992

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

FORECASTED 2012

($ in millions)

	Range
	Estimated EBITDA Full Year 2012		As Adjusted 52 Weeks Ended December 30, 2011 **
Net Income	$555	$588	$475
Interest expense	135	135	135
Tax provision	265	282	209
Depreciation and amortization	145	145	140
Less: Depreciation reimbursed by third-party owners	(15)	(15)	(15)
Interest expense from unconsolidated joint ventures	10	10	18
Depreciation and amortization from unconsolidated joint ventures	20	20	30

EBITDA **	$1,115	$1,165	$992

Increase over 2011 Adjusted EBITDA	12%	17%

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED PRETAX AND EBITDA MARGIN EXCLUDING ADJUSTED REIMBURSED COSTS

SECOND QUARTER 2012 AND 2011

($ in millions)

ADJUSTED PRETAX MARGIN	Second Quarter 2012	Second Quarter 2011
Income before income taxes as reported	$209	$201
Timeshare spin-off adjustments	—	(14)

Income before income taxes, as adjusted **	$209	$187

Total revenues as reported	$2,776	$2,972
Timeshare spin-off adjustments	—	(367)

Total revenues, as adjusted **	2,776	2,605
Less: adjusted cost reimbursements **	(2,170)	(2,036)

Total revenues as adjusted and excluding cost reimbursements **	$606	$569

Adjusted pretax margin, excluding cost reimbursements **	34.5%	32.9%

EBITDA **	$289

EBITDA Margin **	48%

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED THIRD QUARTER 2011 AND FULL YEAR 2011 EPS INCLUDING TIMESHARE SPIN-OFF ADJUSTMENTS AND OTHER CHARGES

($ in millions except per share amounts)

	Range			Range
	Estimated Third Quarter 2012		Third Quarter 2011	Estimated Full Year 2012		Full Year 2011
Net (loss) income, as reported			$(179)			$198
Timeshare spin-off adjustments, net of tax			264			260
Other charges, net of tax			17			17

Net income, as adjusted **			$102			$475

DILUTED EPS AS ADJUSTED **			$0.29			$1.31

DILUTED EPS GUIDANCE	$0.39	$0.41		$1.65	$1.75

INCREASE OVER THIRD QUARTER 2011 AND FULL YEAR 2011 ADJUSTED DILUTED EPS **	34%	41%		26%	34%

Diluted Shares			356.8			362.3

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

FULL YEAR 2011 ADJUSTED FEE REVENUE AND ADJUSTED GENERAL, ADMINISTRATIVE AND OTHER EXPENSES

($ in millions)

	Range
	Estimated Full Year 2012		Full Year 2011
Total fee revenue, as reported			$1,303
Timeshare spin-off adjustments			4

Total fee revenue, as adjusted **			$1,307

Total Fee Revenue	$1,410	$1,440

INCREASE OVER 2011 ADJUSTED TOTAL FEE REVENUE **	8%	10%

	Range
	Estimated Full Year 2012		Full Year 2011
Total general, administrative and other expenses, as reported			$752
Timeshare spin-off adjustments			(99)
Other charges			(10)

Total general, administrative and other expenses, as adjusted **			$643

Total General, Administrative and Other Expenses	$660	$670

INCREASE OVER 2011 ADJUSTED TOTAL GENERAL, ADMINISTRATIVE AND OTHER EXPENSES **	3%	4%

**	Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures that Reflect the Timeshare Spin-off as if it had Occurred on the First Day of 2011. (“Timeshare Spin-off Adjustments”). On November 21, 2011 we completed a spin-off of our timeshare operations and timeshare development business through a special tax-free dividend to our shareholders of all of the issued and outstanding common stock of our wholly owned subsidiary Marriott Vacations Worldwide Corporation (“MVW”).

Because of our significant continuing involvement in MVW future operations (by virtue of our license and other agreements with MVW), we continue to include our former Timeshare segment’s historical financial results for periods before the spin-off date in our historical financial results as a component of continuing operations. Under the license agreements we receive license fees consisting of a fixed annual fee of $50 million (subject to a periodic inflation adjustment), plus two percent of the gross sales price paid to MVW for initial developer sales of interests in vacation ownership units and residential real estate units and one percent of the gross sales price paid to MVW for resales of interests in vacation ownership units and residential real estate units, in each case that are identified with or use the Marriott or Ritz-Carlton marks.

In order to perform year-over-year comparisons on a comparable basis, management evaluates non-GAAP measures that, for certain periods prior to the spin-off date, assume the spin-off had occurred on the first day of 2011. The Timeshare Spin-off Adjustments remove the results of our former Timeshare segment, assume payment by MVW of estimated license fees ($14 million, $15 million, $15 million, and $16 million for the 2011 first quarter through 2011 fourth quarter, respectively) and remove the unallocated spin-off transaction costs ($1 million, $3 million, $8 million, and $22 million for the 2011 first quarter through 2011 fourth quarter, respectively). We have also included certain corporate items not previously allocated to our former Timeshare segment in the Timeshare Spin-off Adjustments. Timeshare Spin-off Adjustments totaled ($21) million pre-tax (($13) million after-tax), ($14) million pre-tax (($9) million after-tax), $321 million pre-tax ($264 million after-tax), and $14 million pre-tax ($18 million after-tax) for the 2011 first, second, third, and fourth quarters, respectively.

We provide adjusted measures that reflect Timeshare Spin-off Adjustments for illustrative and informational purposes only. These adjusted measures are not necessarily indicative of, and we do not purport that they represent, what our operating results would have been had the spin-off actually occurred on the first day of 2011. This information also does not reflect certain financial and operating benefits we expect to realize as a result of the spin-off.

Adjusted Measures That Exclude Other Charges. Management evaluates non-GAAP measures that exclude certain 2011 charges because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before the impact of material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

2011 Other Charges. We recorded charges of $28 million pre-tax ($17 million after-tax) in the 2011 third quarter, which included an $18 million other-than-temporary impairment of an investment in marketable securities (not allocated to any of our segments) recorded in the “(Losses) gains and other income” caption of our Income Statement and a $10 million charge related to the impairment of deferred contract acquisition costs and an accounts receivable reserve, both of which were associated with a Luxury segment property whose owner filed for bankruptcy and recorded in the “General, administrative, and other” caption of our Income Statement.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES (cont.)

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) is a financial measure that is not prescribed or authorized by United States generally accepted accounting principles (“GAAP”), reflects earnings excluding the impact of interest expense, provision for income taxes, and depreciation and amortization. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA further excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

We also evaluate Adjusted EBITDA, another non-GAAP financial measure, as an indicator of operating performance. Our Adjusted EBITDA reflects the following items, each of which we describe more fully above: (1) Timeshare Spin-off Adjustments; and (2) an adjustment for $28 million of other charges for 2011. We use Adjusted EBITDA to make period-over-period comparisons of our ongoing core operations before material charges and to facilitate our comparison of results from our ongoing operations before material charges with results from other lodging companies.

EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Both of these non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do or may not calculate them at all, limiting EBITDA’s and Adjusted EBITDA’s usefulness as comparative measures. We provide Adjusted EBITDA for illustrative and informational purposes only and this measure is not necessarily indicative of and we do not purport that it represents what our operating results would have been had the spin-off occurred on the first day of 2011. This information also does not reflect certain financial and operating benefits we expect to realize as a result of the spin-off.

Adjusted Pretax Margin and EBITDA Margin Excluding Adjusted Cost Reimbursements. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our Marriott Rewards and Ritz-Carlton Rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. We consider total revenues as adjusted for Timeshare Spin-off Adjustments and income before income taxes as adjusted for Timeshare Spin-off Adjustments meaningful for the reasons noted above. In calculating adjusted pretax margin and EBITDA margin we consider total revenues as adjusted to further exclude cost reimbursements and therefore, adjusted pretax margin and EBITDA margin excluding cost reimbursements to be meaningful metrics as they represent that portion of revenue, pretax margin, and EBITDA margin that impacts operating income and net income.